Exhibit 10.32

THIRD AMENDMENT TO

AMPAC FINE CHEMICALS LLC PENSION PLAN

FOR BARGAINING UNIT EMPLOYEES

The Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees is hereby amended as follows:

Appendix A is amended to read as follows effective June 16, 2013:

APPENDIX A

EMPLOYEE UNIT:	Ampac Fine Chemicals LLC
Sacramento, California
International Association of Machinists &
Aerospace Workers, Local #946

BENEFIT FACTOR:

Date of Last Employment in Employee Unit	Benefit Factor
On or after December 1, 2005 And before June 15, 2007	$53.00
On or after June 15, 2007 And before June 15, 2011	$58.00
On or after June 15, 2011 And before June 15, 2012	$61.00
On or after June 15, 2012 And before June 16, 2013	$63.00
On or after June 16, 2013	$66.00

IN WITNESS WHEREOF, American Pacific Corporation has caused this instrument to be executed this 1st day of July, 2013.

American Pacific Corporation

ATTEST: (SEAL)	By:	/s/ JOSEPH CARLEONE

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